EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                           P.S. Stephenson & Co., P.C.
                              1609 N. Richmond Rd.
                              Wharton, Texas 77488



WatchIt Technologies, Inc.
1 Town Square Blvd., Ste.347
Asheville, NC 28803

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated January 10, 2007, with respect to the financial statements of WatchIt Technologies, Inc., f.k.a. Evans Systems, Inc., included in its Annual Report on Form 10-KSB for the year ended September 30, 2006, filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8.

August 16, 2007


/s/  P.S. Stephenson & Co., P.C.
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     P.S. Stephenson & Co., P.C.